UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2009

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 29, 2009, RAM Energy Resources, Inc. (“RAM”) and the lenders under the Loan Agreement dated November 29, 2007, by and among RAM, as Borrower, Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, and the financial institutions named therein as the Lenders (as amended, the “Loan Agreement”), entered into a Second Amendment to the Loan Agreement, effective June 26, 2009 (the “Amendment”). Under the terms of the Amendment, the varying rates of interest in the interest rate grid applicable to revolving advances under the Loan Agreement is increased by 1% across the board and the cash interest rate on term loan borrowings also is increased by 1%. The Amendment also increases the current interest rate for LIBOR-based borrowings under the Loan Agreement by adding a LIBOR “floor” of 1.5%, and adds a new 2.75% per annum non-cash interest component, or PIK interest, on term loan borrowings. Accrued PIK interest will be added to the principal balance of the term loan on a monthly basis and paid at maturity. As a result of these changes, the current cash interest rates for borrowings under the Loan Agreement are LIBOR plus 2.75% (or a total of 4.25%) on revolver advances and LIBOR plus 8.50% (or a total of 10.0%) on amounts outstanding under the term loan.

Under the terms of the Amendment, through the second quarter of 2011, the maximum allowable leverage ratio (total debt to trailing twelve months EBITDA, a non-GAAP term defined in the Loan Agreement) is increased from 4.00:1.00 to 4.75:1.00, and the minimum allowable asset coverage ratio (reserve value to total debt) is decreased from 1.75:1.00 to 1.50:1.00. In addition, the definition of EBITDA is changed to exclude the effect of RAM’s $16 million class action settlement finalized earlier this spring, and the definition of interest expense is amended to exclude capitalized PIK interest and the amortization of transaction fees from the interest coverage ratio. The Amendment also increases RAM’s authority under the Loan Agreement to make asset sales without lender approval from $5.0 million to $10 million in any calendar year.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits:

10.17.2

Second Amendment to Loan Agreement dated November 29, 2007, by and between RAM Energy Resources, Inc., as Borrower, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, Wells Fargo Foothill, Inc., as the Documentation Agent and WestLB AG, New York Branch and CIT Capital USA Inc., as the Co-Syndication Agents, and the financial institutions named therein as the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM ENERGY RESOURCES, INC.
(Registrant)

July 2, 2009	By: /s/ G. Les Austin
Name: G. Les Austin
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

10.17.2

Second Amendment to Loan Agreement dated November 29, 2007, by and between RAM Energy Resources, Inc., as Borrower, and Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, Wells Fargo Foothill, Inc., as the Documentation Agent and WestLB AG, New York Branch and CIT Capital USA Inc., as the Co-Syndication Agents, and the financial institutions named therein as the Lenders

Filed herewith electronically